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                                                                Exhibit 1.A.5(g)

                                                                      NEV-228-85

Endorsement

As of the Date of Issue, each Policy or Rider provision that contains any differences based on sex is modified to provide for males and females the same:

 .  Rates;
 .  Benefits; or
 .  Values.



New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto        H. James Wilson
/s/                     /s/
President               Secretary